                                                                    EXHIBIT 99.1


                      [LETTERHEAD OF TRIAD HOSPITALS, INC.]





--------------------------------------------------------------------------------
                                                           FOR IMMEDIATE RELEASE

Investor Contact:                                                 Media contact:
Deborah Little                                          Patricia G. Ball, Ed. D.
Investor Relations Coordinator and                Vice President, Marketing & PA
Executive Assistant to the CFO                                      972-789-2719
972-701-2259

                       Triad Reports Third Quarter Results

DALLAS, TX (October 29, 2001) - Triad Hospitals, Inc. (the "Company" or "Triad") (NYSE: TRI) today reported consolidated financial results for the three months ended September 30, 2001. For the quarter, the Company reported revenues of $829.5 million; earnings before interest, taxes, depreciation, amortization and certain other charges ("EBITDA") of $116.1 million; and diluted earnings per share ("EPS") of $0.09, compared with loss per share of $(0.03) in the prior year. The 2001 results include the former Quorum Health Group, Inc. ("Quorum") facilities which the Company acquired on April 27, 2001.

For the Triad facilities that were owned prior to the Quorum acquisition, on a pro forma and same-facility basis, patient admissions increased 5.9%, inpatient revenue per admission increased 4.9%, adjusted admissions increased 4.4%, patient revenue per adjusted admission increased 6.2%, outpatient visits increased 1.4%, and revenues increased 10.9% for the quarter over the prior year period.

As anticipated, on a pro forma and same-facility basis including the former Quorum facilities, patient admissions increased 3.7%, adjusted admissions increased 3.0%, patient revenue per adjusted admission increased 6.1%, outpatient visits decreased (3.0)%, and revenues increased 8.7% over the prior year period.

EBITDA as a percent of revenue during the quarter increased to 14.1% from 13.0% over the prior year period. As expected, salaries and benefits expense increased as a percent of revenue over the prior year period, due (i) largely to temporary costs associated with the integration of Quorum (including training programs and corporate overhead transitioning); (ii) partly to costs associated with physician practice and hospital management businesses acquired from Quorum (which presently have higher salary costs as a percent of revenue than the Company's hospitals); and (iii) partly to increased labor rates (partially offset by improvements in labor productivity).

For the nine months ended September 30, 2001, the Company reported revenues of $1,846.8 million, EBITDA of $270.0 million, and diluted EPS of $0.32. These results include five months of Quorum facilities following the acquisition, in accordance with the purchase method of accounting used to record the transaction. The results exclude three special and extraordinary items associated with the transaction, recorded in the three months ended June 30, 2001: (i) non-recurring charges associated with coordinating Quorum's accounting policies, practices and estimation processes with those of Triad; (ii) non-cash stock option expense associated with the early vesting of options upon close of the acquisition; and (iii) an extraordinary loss on retirement of debt. Diluted EPS for the nine months is not equivalent to the sum of diluted EPS (as reported by the Company and excluding the special and extraordinary items) for each quarter of 2001 due to the difference between the quarterly and year-to-date weighted average share calculation from the new shares issued upon the acquisition of Quorum. For the nine months, the Company reported loss per share of $(0.13) including the special and extraordinary items.

Cash flow from operations for the three months totaled $124.9 million, after cash interest and tax payments of $20.2 million. Cash flow from operations for the nine months totaled $241.4 million, after cash interest and tax payments of $53.1 million.

At September 30, cash and cash equivalents were $21.0 million, and the Company had drawn down $10.0 million on its $250.0 million Revolving Credit Facility. Total debt outstanding was $1,821.6 million, or $1,814.2 million net of a $7.4 million original issue discount on the Company's 11% Senior Subordinated Notes. The Company had reduced its Asset Sale Loan to $79.0 million from $104.4 million at June 30 and from $150.0 million upon close of the Quorum acquisition. Accounts receivable days outstanding were 68 during the quarter for the Triad facilities that were owned prior to the Quorum acquisition, down from 74 days in the prior year quarter. Shareholders' equity totaled $1,703.1 million at September 30. In connection with the Quorum acquisition, purchased assets, including intangibles, have been allocated on a preliminary basis awaiting receipt of final appraisals and identification of all liabilities assumed.

In addition to acquiring Quorum, the Company has spent $114.2 million on capital expenditures to date in 2001, including five months of capital expenditures for former Quorum facilities since the acquisition. Prior to the acquisition, Quorum had spent an additional $56.2 million on capital expenditures during 2001. The Company may spend up to $300 million on capital expenditures in all of 2001, including twelve months of former Quorum facilities. Less than $100 million of the total is for maintenance capital expenditures; the remainder consists of development and growth capital expenditures to complete four new hospitals, several major expansions, and a number of smaller growth capital projects. The four new hospitals are (i) Dupont Hospital, Fort Wayne, IN, a new hospital which opened in April 2001; (ii) River Region Medical Center, Vicksburg, MS, a replacement hospital scheduled to open in the first quarter of 2002; (iii) MountainView Regional Medical Center, Las Cruces, NM, a new hospital scheduled to open in the third quarter of 2002; and (iv) Northwest Medical Center of Benton County, Bentonville, AR, a replacement hospital scheduled to open in the second quarter of 2003.

As previously announced, the Company has signed a definitive agreement to sell Paradise Valley Hospital in Phoenix, AZ, to Vanguard Health Systems for approximately $55 million. The Company expects to close the sale in November and intends to use these proceeds to further reduce the Asset Sale Loan. On October 1, the Company announced that it would continue to own and operate Quorum Health Resources (QHR), the hospital management subsidiary it acquired through the purchase of Quorum. The Company has also decided to keep Doctors Hospital in Massillon, OH, which previously had been designated as held-for-sale; the Company's financial results for the quarter include the cumulative contribution of Doctors for the five months since the acquisition, which was not significant.

"We are pleased that our integration of the former Quorum facilities, and now of QHR, is on track," said Triad Chairman and CEO, James D. Shelton, "and we remain enthusiastic about the opportunity to continue improving our combined financial performance over the next few years. We are also pleased to report that we experienced improved patient satisfaction scores during the third quarter on all four measures - inpatient, emergency department, outpatient testing and treatment, and same-day surgery."

The Company remains comfortable with its previous EPS guidance of $0.16-0.18 for the fourth quarter of 2001, excluding any special items. For 2002, the Company presently expects EPS to increase to a range of $1.25-1.45 from its previous guidance of $0.70-0.80; the revised guidance reflects the Company's current portfolio of assets, its operating plans and expectations, and an estimated change to goodwill amortization associated with the Company's required adoption of new financial accounting standards.

The Company will conduct a conference call at 10:00 am Eastern Time (9:00 am Central Time) today, October 29, to discuss its quarterly results and guidance. To listen to the call, please call 913-981-5542, conference code 500174. This conference call will be simulcast on the Internet via the Triad website at www.triadhospitals.com. A recorded replay of the call will be available for 14 days at 719-457-0820, conference code 500174.

Triad, through its affiliates, owns and manages hospitals and ambulatory surgery centers in small cities and selected high-growth urban markets. The Company has 48 hospitals (including one new hospital under construction) and 14 ambulatory surgery centers in 16 states with approximately 8,800 licensed beds. In addition, through its QHR subsidiary, the Company provides hospital management, consulting and advisory services to more than 200 independent community hospitals and health systems in 43 states.

                                      -30-

--------------------------------------------------------------------------------

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those related to market conditions and those detailed from time-to-time in the Company's filings with the Securities and Exchange Commission, may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially.

Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to "Company", "Triad", and "Triad Hospitals, Inc." as used throughout this document refer to Triad Hospitals, Inc. and its affiliates.

                              Triad Hospitals, Inc.
                        Consolidated Statement of Income
                For the Periods Ended September 30, 2001 and 2000
                                    Unaudited
                (Dollars in millions, except earnings per share)

                                                                                 For the three months ended
                                                          ---------------------------------------------------------------------
                                                                         2001                                2000
                                                                         ----                                ----
                                                              Amount           Percentage           Amount         Percentage
                                                          --------------     --------------     --------------   --------------
Revenues                                                  $        829.5              100.0%    $        301.3            100.0%

Operating expenses:
  Salaries and benefits                                            369.4               44.5%             125.4             41.6%
  Supplies                                                         127.3               15.3%              44.7             14.8%
  Other operating expenses                                         155.1               18.7%              63.4             21.1%
  Provision for doubtful accounts                                   66.3                8.0%              28.4              9.4%
  Depreciation                                                      44.8                5.4%              19.2              6.4%
  Amortization                                                      10.5                1.3%               1.7              0.5%
  Interest expense                                                  39.5                4.8%              14.4              4.8%
  ESOP expense                                                       2.5                0.3%               2.0              0.7%
  (Gain) on sale of assets                                          (0.7)              (0.1%)             (0.2)            (0.1%)
                                                          --------------     --------------     --------------   --------------
Total operating expenses                                           814.7               98.2%             299.0             99.2%
                                                          --------------     --------------     --------------   --------------

Income from continuing operations before minority
    interests, equity in earnings and income taxes                  14.8                1.8%               2.3              0.8%
Minority interests in earnings of consolidated entities             (2.5)              (0.3%)             (1.9)            (0.6%)
Equity in earnings of affiliates                                     4.7                0.6%              (0.2)            (0.1%)
                                                          --------------     --------------     --------------   --------------
Income before income tax provision                                  17.0                2.1%               0.2              0.1%

Income tax provision                                               (10.5)              (1.3%)             (1.2)            (0.4%)
                                                          --------------     --------------     --------------   --------------

Net income (loss)                                         $          6.5                0.8%    $         (1.0)            (0.3%)
                                                          ==============     ==============     ==============   ==============


Income (loss) per share:
  Basic                                                   $         0.09                        $        (0.03)
  Diluted                                                 $         0.09                        $        (0.03)


Shares used in earnings per share calculations                69,405,957                            31,883,620
Shares used in diluted earnings per share calculations        73,004,447                            31,883,620

EBITDA (1)                                                $        116.1                        $         39.2
EBITDA margin (as % of revenues)                                    14.1%                                 13.0%


(1)  EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, ESOP expense, gain on sale of assets, impairment of long-lived assets, and minority interests. EBITDA comprises:
     Revenues                                             $        829.5              100.0%    $        301.3            100.0%
     Less:
              Salaries and benefits                                369.4               44.5%             125.4             41.6%
              Supplies                                             127.3               15.3%              44.7             14.8%
              Other operating expenses                             155.1               18.7%              63.4             21.1%
              Provision for doubtful accounts                       66.3                8.0%              28.4              9.4%
              Equity in earnings of affiliates                      (4.7)              (0.6%)              0.2              0.1%
                                                          --------------     --------------     --------------   --------------
     EBITDA                                               $        116.1               14.1%    $         39.2             13.0%

                              Triad Hospitals, Inc.

                                 Operating Data
                                    Unaudited


                                                               For the three months ended September 30,
                                                          ---------------------------------------------------
                                                               2001              2000             Change
                                                          ----------------  ---------------   ---------------
  Number of hospitals
  Owned and managed (1)                                                44               25                19
  Leased to third party                                                 2                2                 0
  Joint venture (equity) (2)                                            1                2                (1)
  Total at end of period (1)                                           47               29                18


  Licensed beds
  Owned and managed (1)                                             7,700            3,596             4,104
  Leased to third party                                               726              726                 0
  Joint venture (equity) (2)                                          166              282              (116)
  Total at end of period (1)                                        8,592            4,604             3,988


  Beds in service
  Owned and managed (1)                                             6,918            3,158             3,760
  Leased to third party                                               726              726                 0
  Joint venture (equity) (2)                                          129              245              (116)
  Total at end of period (1)                                        7,773            4,129             3,644



(1) Excludes one hospital under construction in Las Cruces, NM, with 172 beds.

(2) In January 2001, the Company acquired the remaining 50% interest of a former joint venture hospital.

                              Triad Hospitals, Inc.
               Operating Data - Excluding Former Quorum Facilities
                                    Unaudited

                                                                 For the three months ended September 30,
                                                       --------------------------------------------------------------
                                                              2001                 2000                 Change
                                                       -------------------  --------------------  -------------------
Operating Statistics (1)

Number of hospitals                                                    26                    26                    0
Licensed beds                                                       3,695                 3,687                    8
Admissions                                                         35,044                33,091                  5.9%
Average length of stay (days)                                         4.3                   4.2                  2.4%
Surgeries                                                          56,498                55,657                  1.5%
Outpatient visits (excluding outpatient surgeries)                340,604               337,545                  0.9%
Outpatient visits (including outpatient surgeries)                383,800               378,687                  1.4%
Adjusted patient days                                             254,654               237,593                  7.2%
Adjusted admissions                                                59,554                57,032                  4.4%

Inpatient revenue per admission                                  $5,590.1              $5,330.8                  4.9%
Patient revenue per adjusted patient day                         $1,371.3              $1,325.8                  3.4%
Patient revenue per adjusted admission                           $5,863.6              $5,523.2                  6.2%

Patient revenues (millions)                                        $349.2                $315.0                 10.9%
Non-patient revenues (millions)                                     $13.6                 $12.0                 13.3%
Revenues (millions)                                                $362.8                $327.0                 10.9%


(1) Statistics exclude the former Quorum hospitals that the Company acquired April 27, 2001; one hospital that the Company manages but owns only 50% and reports on an equity basis; two hospitals leased to a third party; and all sold and closed facilities. Statistics include pro forma adjustments for two hospitals that the Company acquired in the fourth quarter of 2000 as if the Company had owned them in the third quarter of 2000, and adjustments for one hospital as if the Company had owned it in full and had consolidated it for financial reporting during the third quarter of 2000 (the Company acquired the remaining 50% interest and began reporting it on a consolidated basis effective January 1, 2001). Non-patient revenues include lease payments to the Company for the two hospitals leased to a third party.

                              Triad Hospitals, Inc.
                    Operating Data - Former Quorum Facilities
                                    Unaudited

                                                                 For the three months ended September 30,
                                                       --------------------------------------------------------------
                                                              2001                 2000                 Change
                                                       -------------------  --------------------  -------------------
Former Quorum Facilities (1)

Admissions                                                         35,268                34,692                 1.7%
Outpatient visits (excluding outpatient surgeries)                511,664               540,757                (5.4%)
Adjusted admissions                                                60,503                59,579                 1.6%
Patient revenue per adjusted admission                           $6,963.3              $6,552.6                 6.3%
Revenues (millions) (2)                                            $466.7                $435.8                 7.1%


(1) Statistics are for former Quorum facilities only and exclude the following facilities that the Company has sold or closed: Carolinas Hospital System - Kingstree in Kingstree, SC, on which the Company's lease has been terminated; UniMed Medical Center and Kenmare Community Hospital in Minot, ND, which the Company sold on May 3, 2001; and Summit Hospital in Baton Rouge, LA, which the Company sold on August 7, 2001. Statistics include Doctors Hospital in Massillon, OH, for the five months ending September 30, 2000 and 2001; it had previously been designated as held-for-sale.

(2) Includes non-patient revenues.

                              Triad Hospitals, Inc.

                           Operating Data - Pro Forma
                                    Unaudited

                                                                 For the three months ended September 30,
                                                       --------------------------------------------------------------
                                                              2001                 2000                 Change
                                                       -------------------  --------------------  -------------------
Pro Forma (1)

Admissions                                                         70,312                67,783                 3.7%
Outpatient visits (excluding outpatient surgeries)                852,268               878,302                (3.0%)
Adjusted admissions                                               120,066               116,608                 3.0%
Patient revenue per adjusted admission                           $6,419.3              $6,049.3                 6.1%
Revenues (millions) (2)                                            $829.5                $762.8                 8.7%


(1) Excludes facilities that the Company has sold or closed: all of the former Quorum facilities previously mentioned, plus Mission Bay Hospital in San Diego, CA, which the Company closed in November 2000, and Community Medical Center of Sherman in Sherman, TX, which the Company sold in December 2000. Statistics include Doctors Hospital in Massillon, OH, for the five months ending September 30, 2000 and 2001; it had previously been designated as held-for-sale.

(2) Includes non-patient revenues.

                              Triad Hospitals, Inc.

            Consolidated Statement of Income Excluding Special Items
              For the Periods Ended September 30, 2001 and 2000 (1)
                                    Unaudited
                (Dollars in millions, except earnings per share)

                                                                                      For the nine months ended
                                                                    ------------------------------------------------------------
                                                                                  2001                           2000
                                                                                  ----                           ----
                                                                         Amount        Percentage        Amount       Percentage
                                                                    -------------   -------------   -------------  -------------
Revenues                                                            $     1,846.8           100.0%  $       915.4          100.0%

Operating expenses:
  Salaries and benefits                                                     798.2            43.2%          376.2           41.1%
  Supplies                                                                  285.3            15.4%          136.9           14.9%
  Other operating expenses                                                  348.2            18.9%          192.7           21.1%
  Provision for doubtful accounts                                           153.2             8.3%           78.1            8.5%
  Depreciation                                                              102.6             5.6%           57.0            6.2%
  Amortization                                                               19.8             1.1%            5.1            0.6%
  Interest expense                                                           88.7             4.8%           42.9            4.7%
  ESOP expense                                                                6.9             0.4%            4.7            0.5%
  (Gain) on sale of assets                                                   (1.1)           (0.1%)          (4.6)          (0.5%)
  Impairment of long lived assets                                            --               0.0%            0.9            0.1%
                                                                    -------------   -------------   -------------  -------------
Total operating expenses                                                  1,801.8            97.6%          889.9           97.2%
                                                                    -------------   -------------   -------------  -------------

Income from continuing operations before minority
    interests, equity in earnings and income taxes (2)                       45.0             2.4%           25.5            2.8%
Minority interests in earnings of consolidated entities                      (7.0)           (0.4%)          (6.3)          (0.7%)
Equity in earnings of affiliates                                              8.1             0.4%           (0.6)          (0.1%)
                                                                    -------------   -------------   -------------  -------------
Income from continuing operations before income tax provision (2)            46.1             2.5%           18.6            2.0%

Income tax provision                                                        (27.6)           (1.5%)         (10.5)          (1.1%)
                                                                    -------------   -------------   -------------  -------------

Income from continuing operations (2)                                        18.5             1.0%            8.1            0.9%

Extraordinary loss on retirement of debt, net of income tax benefit
  of $1.5 million                                                            (2.4)           (0.1%)           --             0.0%
                                                                    -------------   -------------   -------------  -------------

Net income                                                          $        16.1             0.9%  $         8.1            0.9%
                                                                    =============   =============   =============  =============


Income  per share:
  Basic

      Continuing operations (2)                                     $        0.35                   $        0.26
      Extraordinary loss on retirement of debt                      $       (0.05)                  $        --
                                                                    -------------                  -------------
      Net income                                                    $        0.30                   $        0.26
                                                                    =============                  =============

  Diluted

      Continuing operations (2)                                     $        0.32                   $        0.24
      Extraordinary loss on retirement of debt                      $       (0.04)                  $        --
                                                                    -------------                  -------------
      Net income                                                    $        0.28                   $        0.24
                                                                    =============                  =============


Shares used in earnings per share calculations                         53,522,662                      31,564,645
Shares used in diluted earnings per share calculations                 56,870,407                      33,681,372

EBITDA (3)                                                          $       270.0                   $       130.9
EBITDA margin (as % of revenues)                                             14.6%                           14.3%


(1)  2001 results exclude special items associated with the acquisition of Quorum: (i) $31 million of non-recurring charges associated with coordinating Quorum's former accounting policies, practices and estimation processes with those of Triad and
     (ii) $3.8 million of non-cash stock option expense associated with the early vesting of options upon close of the acquisition.
     2001 results are in accordance with the purchase method of accounting for the acquisition of Quorum April 27, 2001.

(2)  Continuing operations exclude an extraordinary loss on retirement of debt of $2.4 million in connection with the Company's refinancing of its debt related to the acquisition of Quorum.

(3)  EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, ESOP expense, gain on sale of assets, impairment of long-lived assets, and minority interests.  EBITDA comprises:
     Revenues                                                       $     1,846.8           100.0%  $       915.4          100.0%
     Less:
              Salaries and benefits                                         798.2            43.2%          376.2           41.1%
              Supplies                                                      285.3            15.4%          136.9           14.9%
              Other operating expenses                                      348.2            18.9%          192.7           21.1%
              Provision for doubtful accounts                               153.2             8.3%           78.1            8.5%
              Equity in earnings of affiliates                               (8.1)           (0.4%)           0.6            0.1%
                                                                    -----------------------------   ----------------------------
     EBITDA                                                         $       270.0            14.6%  $       130.9           14.3%

                              Triad Hospitals, Inc.
                        Consolidated Statement of Income
                For the Periods Ended September 30, 2001 and 2000
                                    Unaudited
                (Dollars in millions, except earnings per share)

                                                                                   For the nine months ended
                                                                                   -------------------------
                                                                             2001                             2000
                                                                             ----                             ----
                                                                     Amount        Percentage          Amount      Percentage
                                                                --------------   --------------   -------------- --------------
Revenues                                                        $      1,838.5            100.0%  $        915.4          100.0%

Operating expenses:
  Salaries and benefits                                                  802.0             43.6%           376.2           41.1%
  Supplies                                                               285.3             15.5%           136.9           14.9%
  Other operating expenses                                               348.2             18.9%           192.7           21.1%
  Provision for doubtful accounts                                        171.7              9.3%            78.1            8.5%
  Depreciation                                                           102.6              5.6%            57.0            6.2%
  Amortization                                                            19.8              1.1%             5.1            0.6%
  Interest expense                                                        88.7              4.8%            42.9            4.7%
  ESOP expense                                                             6.9              0.4%             4.7            0.5%
  (Gain) on sale of assets                                                (1.1)            (0.1%)           (4.6)          (0.5%)
  Impairment of long lived assets                                         --                0.0%             0.9            0.1%
                                                                --------------   --------------   -------------- --------------
Total operating expenses                                               1,824.1             99.2%           889.9           97.2%
                                                                --------------   --------------   -------------- --------------

Income from continuing operations before minority
    interests, equity in earnings and income taxes                        14.4              0.8%            25.5            2.8%
Minority interests in earnings of consolidated entities                   (6.5)            (0.4%)           (6.3)          (0.7%)
Equity in earnings of affiliates                                           8.1              0.4%            (0.6)          (0.1%)
                                                                --------------   --------------   -------------- --------------
Income from continuing operations before income tax provision             16.0              0.8%            18.6            2.0%

Income tax provision                                                     (20.6)            (1.1%)          (10.5)          (1.1%)
                                                                --------------   --------------   -------------- --------------

Income (loss) from continuing operations                                  (4.6)            (0.3%)            8.1            0.9%

Extraordinary loss on retirement of debt, net of income tax
    benefit of $1.5 million                                               (2.4)            (0.1%)           --              0.0%
                                                                --------------   --------------   -------------- --------------

Net income (loss)                                               $         (7.0)            (0.4%) $          8.1            0.9%
                                                                ==============   ==============   ============== ==============


Income (loss) per share:
  Basic

      Continuing operations                                     $        (0.09)                   $         0.26
      Extraordinary loss on retirement of debt                  $        (0.04)                   $         --
                                                                --------------                    --------------
      Net income (loss)                                         $        (0.13)                   $         0.26
                                                                ==============                    ==============

  Diluted

      Continuing operations                                     $        (0.09)                   $         0.24
      Extraordinary loss on retirement of debt                  $        (0.04)                   $         --
                                                                --------------                    --------------
      Net income (loss)                                         $        (0.13)                   $         0.24
                                                                ==============                    ==============


Shares used in earnings per share calculations                      53,522,662                        31,564,645
Shares used in diluted earnings per share calculations              53,522,662                        33,681,372

EBITDA (1)                                                      $        239.4                    $        130.9
EBITDA margin (as % of revenues)                                          13.1%                             14.3%



(1)  EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, ESOP expense, gain on sale of assets, impairment of long-lived assets, and minority interests.  EBITDA comprises:
     Revenues                                                   $      1,838.5            100.0%  $        915.4          100.0%
     Less:
              Salaries and benefits                                      802.0             43.6%           376.2           41.1%
              Supplies                                                   285.3             15.5%           136.9           14.9%
              Other operating expenses                                   348.2             18.9%           192.7           21.1%
              Provision for doubtful accounts                            171.7              9.3%            78.1            8.5%
              Equity in earnings of affiliates                            (8.1)            (0.4%)            0.6            0.1%
                                                                -------------------------------   -----------------------------
     EBITDA                                                     $        239.4             13.1%  $        130.9           14.3%

                              Triad Hospitals, Inc.
                           Consolidated Balance Sheets
                                    Unaudited
                              (Dollars in millions)

                                                                    September 30,       December 31,
                                                                        2001               2000
                                                                        ----               ----
                             Assets
Current Assets

    Cash and cash equivalents                                        $   21.0             $    6.7
    Restricted cash                                                       5.7                 --
    Accounts receivable, less allowances for doubtful accounts of
      $213.9 at September 30, 2001 and $122.9 at December 31, 2000      475.0                171.1
    Inventories                                                          82.3                 34.7
    Income taxes                                                         34.8                 40.5
    Prepaid expenses                                                     27.8                  9.2
    Other receivables                                                   104.1                 66.0
                                                                     --------             --------
Total current assets                                                    750.7                328.2

Property and equipment, at cost:
    Land                                                                142.9                 71.9
    Buildings                                                         1,015.2                540.7
    Equipment                                                         1,167.2                662.2
    Construction in progress                                            152.8                 51.1
                                                                     --------             --------
                                                                      2,478.1              1,325.9
    Accumulated depreciation                                           (662.8)              (572.9)
                                                                     --------             --------
                                                                      1,815.3                753.0

Intangible assets, net of accumulated amortization                    1,270.2                227.8
Investment in equity of affiliates                                      194.5                 79.4
Other                                                                    99.6                 12.1
                                                                     --------             --------

Total assets                                                         $4,130.3             $1,400.5
                                                                     ========             ========

                     Liabilities and Equity

Current liabilities

    Accounts payable                                                 $  119.2             $   67.4
    Accrued salaries                                                     77.1                 31.8
    Current portion of long-term debt                                    18.0                  9.0
    Other current liabilities                                           156.6                 28.1
                                                                     --------             --------
Total current liabilities                                               370.9                136.3

Long-term debt                                                        1,796.2                581.7
Other liabilities                                                        62.2                  9.6
Deferred taxes                                                           84.6                 49.2
Minority interests in equity of consolidated entities                   113.3                 50.0

Common stock                                                              0.7                  0.4
Additional paid-in capital                                            1,792.4                659.3
Unearned ESOP compensation and stockholder notes receivable             (33.7)               (36.7)
Accumulated deficit                                                     (56.3)               (49.3)
                                                                     --------             --------
                                                                      1,703.1                573.7
                                                                     --------             --------

Total liabilities and equity                                         $4,130.3             $1,400.5
                                                                     ========             ========

                              Triad Hospitals, Inc.

                               Cash Flow Statement
                For the Periods Ended September 30, 2001 and 2000
                                    Unaudited
                              (Dollars in millions)

                                                                     For the three                   For the nine
                                                                      months ended                   months ended
                                                                      ------------                   ------------
                                                                    2001          2000           2001           2000
                                                                    ----          ----           ----           ----
Cash flows from operating activities
    Net income (loss)                                             $    6.5      $  (1.0)     $     (7.0)     $      8.1
    Adjustments to reconcile net income (loss) to net cash
      provided by operating activities:
        Provision for doubtful accounts                               66.3         28.4           171.7            78.1
        Depreciation and amortization                                 55.3         20.9           122.4            62.1
        ESOP expense                                                   2.5          2.0             6.9             4.7
        Minority interests                                             2.5          1.9             6.5             6.3
        Equity in earnings of affiliates                              (4.7)         0.2            (8.1)            0.6
        (Gain) on sale of assets                                      (0.7)        (0.2)           (1.1)           (4.6)
        Deferred income taxes                                         10.5          1.2            20.6            10.5
        Impairment of long-lived assets                               --           --              --               0.9
        Non-cash interest expense                                      3.0          0.3             5.4             0.8
        Non-cash stock option compensation                            --           --               5.5            --
        Extraordinary item net of tax                                 --           --               2.4            --
        Increase (decrease) in cash from operating assets
          and liabilities
            Accounts receivable                                      (64.6)       (32.1)         (136.8)          (72.4)
            Inventories and other assets                              (1.9)        (7.4)            2.0           (14.9)
            Accounts payable and other current liabilities            46.4         13.4            48.7           (25.5)
        Other                                                          3.8          3.2             2.3             7.7
                                                                  --------      -------      ----------      ----------
        Net cash provided by operating activities                    124.9         30.8           241.4            62.4

Cash flows from investing activities
    Purchases of property and equipment                              (46.6)       (21.5)         (114.2)          (57.2)
    Investment in and advances to affiliates                           2.8         (4.5)            9.0            23.0
    Proceeds received on sale of assets                               19.5          0.4            72.0             4.4
    Acquisitions, net of cash acquired                               (40.6)       (70.1)       (1,379.9)          (70.1)
    Restricted cash                                                   --           --              (5.7)           --
    Other                                                              2.9          2.0             3.7            (1.8)
                                                                  --------      -------      ----------      ----------
        Net cash (used in) investing activities                      (62.0)       (93.7)       (1,415.1)         (101.7)

Cash flows from financing activities
    Payments of long-term debt                                       (80.6)        (3.1)         (470.8)          (14.7)
    Proceeds from long-term debt                                      10.0         --           1,690.0            --
    Payment of debt issue cost                                        --           --             (47.4)           --
    Proceeds from issuance of common stock                            12.7          4.9            22.6             7.9
    Distributions to minority partners                                (3.3)        (2.5)           (6.4)           (6.7)
                                                                  --------      -------      ----------      ----------
        Net cash provided by (used in) financing activities          (61.2)        (0.7)        1,188.0           (13.5)
                                                                  --------      -------      ----------      ----------

Change in cash and cash equivalents                                    1.7        (63.6)           14.3           (52.8)

Cash and cash equivalents at beginning of period                      19.3         81.7             6.7            70.9
                                                                  --------      -------      ----------      ----------

Cash and cash equivalents at end of period                        $   21.0      $  18.1      $     21.0      $     18.1
                                                                  ========      =======      ==========      ==========

Cash interest payments                                                20.1          9.9            52.6            39.0
Cash income tax payments                                               0.1          0.7             0.5             0.7